UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2014

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive
Symmes Township, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 900-5250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On May 28, 2014, Vantiv, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (the “Underwriter”) and Fifth Third Bank (the “Selling Stockholder”) pursuant to which the Selling Stockholder agreed to sell 5,780,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.00001 per share, to the Underwriter (the “Offering”). The Offering closed on June 2, 2014. The Company did not sell any shares in the Offering and did not receive any proceeds from the Offering.
The Offering was made pursuant to a prospectus supplement, dated May 28, 2014, to the prospectus, dated May 6, 2013, included in the Company’s registration statement on Form S-3 (File No. 333-188385), which was filed with the Securities and Exchange Commission on May 6, 2013.
The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the shares by the Selling Stockholder to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.
A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.
Item 3.02    Unregistered Sales of Equity Securities.
On June 2, 2014, the Company issued the Shares to Fifth Third Bank in a transaction that was not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, as the sale of the Shares did not involve a public offering. The Shares were issued in exchange for 5,780,000 Class B units in the Company’s subsidiary Vantiv Holding, LLC (“Vantiv Holding”) held by Fifth Third Bank pursuant to the terms of the Exchange Agreement, dated as of March 21, 2012, that the Company and Vantiv Holding entered into with Fifth Third Bank at the time of the Company’s initial public offering. The exchange occurred prior to and in connection with the consummation of the Offering described in Item 1.01 above. As a result of the exchange, an equivalent number of shares of the Company’s Class B common stock were cancelled. Following the exchange and the Offering described in Item 1.01 above, Fifth Third Bank holds 43,042,826 shares of the Company’s Class B common stock and 43,042,826 Class B units of Vantiv Holding, as well as a warrant to purchase an additional 20,378,027 non-voting units of Vantiv Holding at an exercise price of approximately $15.98 per unit.
Item 8.01    Other Events.
As a result of the exchange described in Item 3.02 above, the Company expects to record a liability of approximately $110 million during the quarter ending June 30, 2014 under the tax receivable agreement the Company entered into with Fifth Third Bank at the time of the Company’s initial public offering. The liability under the tax receivable agreement is based on the closing share price of the Company’s Class A common stock on June 2, 2014, which was the date of the exchange. The liability under the tax receivable agreement will not have an impact on the Company’s statements of income.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 28, 2014.
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: June 3, 2014	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 28, 2014.
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

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